Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Sami Badri
Cisco	Cisco
1 (408) 930-8548	1 (469) 420-4834
rojenkin@cisco.com	sambadri@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2025 EARNINGS

News Summary:

•	Strong topline performance at the high end of our guidance ranges:

•	Q4 revenue of $14.7 billion, up 8% year over year

•	FY 2025 revenue of $56.7 billion, up 5% year over year

•	Q4 product orders up 7% year over year with growth across all geographies, demonstrating robust demand for Cisco’s technologies

•	AI Infrastructure orders taken from webscale customers exceeded $800 million, bringing the FY 2025 total to over $2 billion, more than double the original $1 billion target

•	Strong profitability in Q4:

•	GAAP gross margin of 65.7% and non-GAAP gross margin of 68.4%, at the high end of our guidance range

•	GAAP EPS of $0.71 and non-GAAP EPS of $0.99, above the high end of our guidance range

•	Q4 FY 2025 Results:

•	Revenue: $14.7 billion

•	Increase of 8% year over year

•	Earnings per Share: GAAP: $0.71; Non-GAAP: $0.99

•	GAAP EPS increased 31% year over year

•	Non-GAAP EPS increased 14% year over year

•	FY 2025 Results:

•	Revenue: $56.7 billion

•	Increase of 5% year over year

•	Earnings per Share: GAAP: $2.61; Non-GAAP: $3.81

•	GAAP EPS increased 3% year over year

•	Non-GAAP EPS increased 2% year over year

•	Q1 FY 2026 Guidance (1):

•	Revenue: $14.65 billion to $14.85 billion

•	Earnings per Share: GAAP: $0.63 to $0.68; Non-GAAP: $0.97 to $0.99

•	FY 2026 Guidance (1):

•	Revenue: $59.0 billion to $60.0 billion

•	Earnings per Share: GAAP: $2.79 to $2.91; Non-GAAP: $4.00 to $4.06

(1) Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.

SAN JOSE, Calif. — August 13, 2025 — Cisco today reported fourth quarter and fiscal year results for the period ended July 26, 2025. Cisco reported fourth quarter revenue of $14.7 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.8 billion or $0.71 per share, and non-GAAP net income of $4.0 billion or $0.99 per share.

“We delivered a strong close to fiscal 2025, driven by our accelerated innovation and solid execution,” said Chuck Robbins, chair and CEO of Cisco. “The AI infrastructure orders we received from webscale customers in fiscal 2025 were more than double our original target, indicating a massive opportunity ahead as we lead the required architectural shift and build the critical infrastructure needed for the AI era.”

“In Q4, revenue, gross margin and operating margin were at the high end of our guidance ranges, earnings per share was above the guidance range and we delivered solid operating cash flow,” said Mark Patterson, CFO of Cisco. “As we enter fiscal 2026, we remain focused on making strategic investments in innovation, driving durable, profitable growth and delivering shareholder value.”

Q4 GAAP Results

	Q4 FY 2025	Q4 FY 2024	Vs. Q4 FY 2024
Revenue	$14.7 billion	$13.6 billion	8%
Net Income	$2.8 billion	$2.2 billion	31%
Diluted Earnings per Share (EPS)	$0.71	$0.54	31%

Q4 Non-GAAP Results

	Q4 FY 2025	Q4 FY 2024	Vs. Q4 FY 2024
Net Income	$4.0 billion	$3.5 billion	12%
EPS	$0.99	$0.87	14%

Fiscal Year GAAP Results

	FY 2025	FY 2024	Vs. FY 2024
Revenue	$56.7 billion	$53.8 billion	5%
Net Income	$10.5 billion	$10.3 billion	1%
EPS	$2.61	$2.54	3%

Fiscal Year Non-GAAP Results

	FY 2025	FY 2024	Vs. FY 2024
Net Income	$15.2 billion	$15.2 billion	—%
EPS	$3.81	$3.73	2%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Declares Quarterly Dividend

Cisco has declared a quarterly dividend of $0.41 per common share to be paid on October 22, 2025, to all stockholders of record as of the close of business on October 3, 2025. Future dividends will be subject to Board approval.

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q4 FY 2025 Highlights

Revenue — Total revenue was $14.7 billion, up 8%, with product revenue up 10% and services revenue flat.

Revenue by geographic segment was: Americas up 9%, EMEA up 4%, and APJC up 7%. Product revenue performance reflected growth in Networking up 12%, Security up 9%, Observability up 4%, and Collaboration up 2%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and services gross margin were 65.7%, 64.7%, and 68.3%, respectively, as compared with 64.4%, 63.0%, and 67.8%, respectively, in the fourth quarter of fiscal 2024.

On a non-GAAP basis, total gross margin, product gross margin, and services gross margin were 68.4%, 67.5%, and 70.8%, respectively, as compared with 67.9%, 67.0%, and 70.3%, respectively, in the fourth quarter of fiscal 2024.

Total gross margins by geographic segment were: 68.0% for the Americas, 71.7% for EMEA and 64.2% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $6.2 billion, flat year over year, and were 42.2% of revenue. Non-GAAP operating expenses were $5.0 billion, up 4%, and were 34.1% of revenue.

Operating Income — GAAP operating income was $3.4 billion, up 32%, with GAAP operating margin of 23.5%. Non-GAAP operating income was $5.0 billion, up 13%, with non-GAAP operating margin at 34.3%.

Provision for Income Taxes — The GAAP tax provision rate was 15.8%. The non-GAAP tax provision rate was 18.1%.

Net Income and EPS — On a GAAP basis, net income was $2.8 billion, an increase of 31%, and EPS was $0.71, an increase of 31%. On a non-GAAP basis, net income was $4.0 billion, an increase of 12%, and EPS was $0.99, an increase of 14%.

Cash Flow from Operating Activities — $4.2 billion for the fourth quarter of fiscal 2025, an increase of 14% compared with $3.7 billion for the fourth quarter of fiscal 2024.

FY 2025 Highlights

Revenue — Total revenue was $56.7 billion, an increase of 5%.

Net Income and EPS — On a GAAP basis, net income was $10.5 billion, an increase of 1%, and EPS was $2.61, an increase of 3%. On a non-GAAP basis, net income was $15.2 billion, flat compared to fiscal 2024, and EPS was $3.81, an increase of 2%.

Cash Flow from Operating Activities — $14.2 billion for fiscal 2025, an increase of 30% compared with $10.9 billion for fiscal 2024.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $16.1 billion at the end of the fourth quarter of fiscal 2025, compared with $15.6 billion at the end of the third quarter of fiscal 2025, and compared with $17.9 billion at the end of fiscal 2024.

Remaining Performance Obligations (RPO) — $43.5 billion, up 6% in total, with 50% of this amount expected to be recognized as revenue over the next 12 months. Product RPO was up 8% and services RPO was up 5%.

Deferred Revenue — $28.8 billion, up 1% in total, with deferred product revenue up 2%. Deferred services revenue was flat.

Capital Allocation — In the fourth quarter of fiscal 2025, we returned $2.9 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.41 per common share, or $1.6 billion, and repurchased approximately 19 million shares of common stock under our stock repurchase program at an average price of $64.65 per share for an aggregate purchase price of $1.3 billion. The remaining authorized amount for stock repurchases under the program is $14.2 billion with no termination date.

Guidance

Cisco estimates the following results for the first quarter of fiscal 2026:

Q1 FY 2026
Revenue	$14.65 billion - $14.85 billion
Non-GAAP gross margin	67.5% - 68.5%
Non-GAAP operating margin	33% - 34%
Non-GAAP EPS	$0.97 - $0.99

Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.

Cisco estimates that GAAP EPS will be $0.63 to $0.68 for the first quarter of fiscal 2026.

Cisco estimates the following results for fiscal 2026:

FY 2026
Revenue	$59.0 billion - $60.0 billion
Non-GAAP EPS	$4.00 - $4.06

Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.

Cisco estimates that GAAP EPS will be $2.79 to $2.91 for fiscal 2026.

Our Q1 FY 2026 and FY 2026 guidance assumes an effective tax provision rate of approximately 18% for GAAP and approximately 19% for non-GAAP results.

A reconciliation between the guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q4 fiscal year 2025 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, August 13, 2025 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, August 13, 2025 to 10:00 p.m. Pacific Time, August 19, 2025 at 1-800-391-9853 (United States) or 1-203-369-3269 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 13, 2025. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 26, 2025	July 27, 2024	July 26, 2025	July 27, 2024
REVENUE:
Product	$10,886	$9,858	$41,608	$39,253
Services	3,787	3,784	15,046	14,550

Total revenue	14,673	13,642	56,654	53,803

COST OF SALES:
Product	3,839	3,644	14,766	14,339
Services	1,199	1,217	4,743	4,636

Total cost of sales	5,038	4,861	19,509	18,975

GROSS MARGIN	9,635	8,781	37,145	34,828
OPERATING EXPENSES:
Research and development	2,380	2,179	9,300	7,983
Sales and marketing	2,818	2,841	10,966	10,364
General and administrative	706	763	2,992	2,813
Amortization of purchased intangible assets	254	268	1,028	698
Restructuring and other charges	35	112	744	789

Total operating expenses	6,193	6,163	25,030	22,647

OPERATING INCOME	3,442	2,618	12,115	12,181
Interest income	227	270	1,001	1,365
Interest expense	(368)	(418)	(1,593)	(1,006)
Other income (loss), net	53	(74)	(68)	(306)

Interest and other income (loss), net	(88)	(222)	(660)	53

INCOME BEFORE PROVISION FOR INCOME TAXES	3,354	2,396	11,455	12,234
Provision for income taxes	531	234	1,002	1,914

NET INCOME	$2,823	$2,162	$10,453	$10,320

Net income per share:
Basic	$0.71	$0.54	$2.63	$2.55

Diluted	$0.71	$0.54	$2.61	$2.54

Shares used in per-share calculation:
Basic	3,960	4,018	3,976	4,043

Diluted	3,992	4,035	3,998	4,062

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	July 26, 2025
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$8,822	9%	$33,656	5%
EMEA	3,645	4%	14,824	5%
APJC	2,206	7%	8,174	6%

Total	$14,673	8%	$56,654	5%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	July 26, 2025
	Three Months Ended	Fiscal Year Ended
Gross Margin Percentage:
Americas	68.0%	68.2%
EMEA	71.7%	71.1%
APJC	64.2%	66.4%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	July 26, 2025
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Networking	$7,633	12%	$28,304	(3)%
Security	1,952	9%	8,094	59%
Collaboration	1,042	2%	4,154	1%
Observability	259	4%	1,055	26%

Total Product	10,886	10%	41,608	6%
Services	3,787	— %	15,046	3%

Total	$14,673	8%	$56,654	5%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 26, 2025	July 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$8,346	$7,508
Investments	7,764	10,346
Accounts receivable, net of allowance of $69 at July 26, 2025 and $87 at July 27, 2024	6,701	6,685
Inventories	3,095	3,373
Financing receivables, net	3,061	3,338
Other current assets	6,374	5,612

Total current assets	35,341	36,862
Property and equipment, net	2,113	2,090
Financing receivables, net	3,466	3,376
Goodwill	59,136	58,660
Purchased intangible assets, net	9,175	11,219
Deferred tax assets	7,274	6,262
Other assets	6,059	5,944

TOTAL ASSETS	$122,564	$124,413

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$5,232	$11,341
Accounts payable	2,528	2,304
Income taxes payable	1,857	1,439
Accrued compensation	3,611	3,608
Deferred revenue	16,416	16,249
Other current liabilities	5,420	5,643

Total current liabilities	35,064	40,584
Long-term debt	22,861	19,621
Income taxes payable	2,165	3,985
Deferred revenue	12,363	12,226
Other long-term liabilities	2,995	2,540

Total liabilities	75,448	78,956
Total equity	47,116	45,457

TOTAL LIABILITIES AND EQUITY	$122,564	$124,413

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 26, 2025	July 27, 2024	July 26, 2025	July 27, 2024
Cash flows from operating activities:
Net income	$2,823	$2,162	$10,453	$10,320
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	635	823	2,811	2,507
Share-based compensation expense	948	800	3,641	3,074
Provision for receivables	7	15	24	34
Deferred income taxes	(259)	(727)	(1,051)	(972)
(Gains) losses on divestitures, investments and other, net	(90)	(9)	(38)	215
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(1,428)	(1,575)	(22)	(289)
Inventories	(263)	(255)	278	275
Financing receivables	(291)	(16)	214	76
Other assets	(407)	(289)	(923)	(671)
Accounts payable	267	210	257	(90)
Income taxes, net	163	684	(1,839)	(4,539)
Accrued compensation	378	396	(53)	(696)
Deferred revenue	772	1,009	248	1,220
Other liabilities	979	502	193	416

Net cash provided by operating activities	4,234	3,730	14,193	10,880

Cash flows from investing activities:
Purchases of investments	(1,523)	(1,186)	(4,589)	(4,230)
Proceeds from sales of investments	415	262	2,643	4,136
Proceeds from maturities of investments	958	563	4,943	6,367
Acquisitions, net of cash and cash equivalents acquired and divestitures	—	(120)	(291)	(25,994)
Purchases of investments in privately held companies	(118)	(202)	(383)	(284)
Return of investments in privately held companies	198	56	306	202
Acquisition of property and equipment	(217)	(198)	(905)	(670)
Other	14	(3)	9	(5)

Net cash provided by (used in) investing activities	(273)	(828)	1,733	(20,478)

Cash flows from financing activities:
Issuances of common stock	416	367	736	714
Repurchases of common stock - repurchase program	(1,252)	(2,015)	(6,000)	(5,787)
Shares repurchased for tax withholdings on vesting of restricted stock units	(312)	(227)	(1,222)	(992)
Short-term borrowings, original maturities of 90 days or less, net	448	(1,069)	(31)	478
Issuances of debt	1,904	7,659	19,292	31,818
Repayments of debt	(3,528)	(7,631)	(22,073)	(9,826)
Repayments of Splunk convertible debt, net	—	—	—	(3,140)
Dividends paid	(1,625)	(1,606)	(6,437)	(6,384)
Other	—	15	(80)	(37)

Net cash provided by (used in) financing activities	(3,949)	(4,507)	(15,815)	6,844

Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(20)	8	(43)	(31)

Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(8)	(1,597)	68	(2,785)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	8,918	10,439	8,842	11,627

Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$8,910	$8,842	$8,910	$8,842

Supplemental cash flow information:
Cash paid for interest	$130	$233	$1,500	$583
Cash paid for income taxes, net	$627	$276	$3,892	$7,426

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	July 26, 2025		April 26, 2025		July 27, 2024
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$21,572	8%	$20,752	10%	$20,055	27%
Services	21,961	5%	20,915	5%	20,993	10%

Total	$43,533	6%	$41,667	7%	$41,048	18%

We expect 50% of total RPO at July 26, 2025 to be recognized as revenue over the next 12 months.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	July 26, 2025	April 26, 2025	July 27, 2024
Deferred revenue:
Product	$13,490	$13,170	$13,219
Services	15,289	14,821	15,256

Total	$28,779	$27,991	$28,475

Reported as:
Current	$16,416	$16,081	$16,249
Noncurrent	12,363	11,910	12,226

Total	$28,779	$27,991	$28,475

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2025
July 26, 2025	$0.41	$1,625	19	$64.65	$1,252	$2,877
April 26, 2025	$0.41	$1,627	25	$59.78	$1,504	$3,131
January 25, 2025	$0.40	$1,593	21	$58.58	$1,236	$2,829
October 26, 2024	$0.40	$1,592	40	$49.56	$2,003	$3,595
Fiscal 2024
July 27, 2024	$0.40	$1,606	43	$46.80	$2,002	$3,608
April 27, 2024	$0.40	$1,615	26	$49.22	$1,256	$2,871
January 27, 2024	$0.39	$1,583	25	$49.54	$1,254	$2,837
October 28, 2023	$0.39	$1,580	23	$54.53	$1,252	$2,832

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Fiscal Year Ended
	July 26, 2025	July 27, 2024	July 26, 2025	July 27, 2024
GAAP net income	$2,823	$2,162	$10,453	$10,320
Adjustments to cost of sales:
Share-based compensation expense	150	133	584	514
Amortization of acquisition-related intangible assets	233	331	1,150	936
Acquisition/divestiture-related costs	13	21	66	34
Supplier component remediation charge (adjustment)	—	—	(7)	—

Total adjustments to GAAP cost of sales	396	485	1,793	1,484

Adjustments to operating expenses:
Share-based compensation expense	797	660	3,019	2,537
Amortization of acquisition-related intangible assets	255	268	1,029	698
Acquisition/divestiture-related costs	104	297	791	700
Russia-Ukraine war costs	—	—	—	(12)
Significant asset impairments and restructurings	35	112	744	789

Total adjustments to GAAP operating expenses	1,191	1,337	5,583	4,712

Adjustments to interest and other income (loss), net:
Russia-Ukraine war costs	—	49	—	49
(Gains) and losses on investments	(115)	(32)	(187)	100

Total adjustments to GAAP interest and other income (loss), net	(115)	17	(187)	149

Total adjustments to GAAP income before provision for income taxes	1,472	1,839	7,189	6,345

Income tax effect of non-GAAP adjustments	(344)	(315)	(1,600)	(1,360)
Significant tax matters (1)	—	(155)	(829)	(155)

Total adjustments to GAAP provision for income taxes	(344)	(470)	(2,429)	(1,515)

Non-GAAP net income	$3,951	$3,531	$15,213	$15,150

(1)

The fiscal year ended July 26, 2025 includes a $720 million benefit due to an August 2024 U.S. Tax Court decision regarding the U.S. taxation of deemed foreign dividends in the transition year of the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Fiscal Year Ended
	July 26, 2025	July 27, 2024	July 26, 2025	July 27, 2024
GAAP EPS	$0.71	$0.54	$2.61	$2.54
Adjustments to GAAP:
Share-based compensation expense	0.24	0.20	0.90	0.75
Amortization of acquisition-related intangible assets	0.12	0.15	0.55	0.40
Acquisition/divestiture-related costs	0.03	0.08	0.21	0.18
Russia-Ukraine war costs	—	0.01	—	0.01
Significant asset impairments and restructurings	0.01	0.03	0.19	0.19
(Gains) and losses on investments	(0.03)	(0.01)	(0.05)	0.02
Income tax effect of non-GAAP adjustments	(0.09)	(0.08)	(0.40)	(0.33)
Significant tax matters	—	(0.04)	(0.21)	(0.04)

Non-GAAP EPS	$0.99	$0.87	$3.81	$3.73

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND

NET INCOME

(In millions, except percentages)

	Three Months Ended
	July 26, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$7,047	$2,588	$9,635	$6,193	—%	$3,442	32%	$(88)	$2,823	31%
% of revenue	64.7%	68.3%	65.7%	42.2%		23.5%		(0.6)%	19.2%
Adjustments to GAAP amounts:
Share-based compensation expense	66	84	150	797		947		—	947
Amortization of acquisition-related intangible assets	233	—	233	255		488		—	488
Acquisition/divestiture-related costs	2	11	13	104		117		—	117
Significant asset impairments and restructurings	—	—	—	35		35		—	35
(Gains) and losses on investments	—	—	—	—		—		(115)	(115)
Income tax effect/significant tax matters	—	—	—	—		—		—	(344)

Non-GAAP amount	$7,348	$2,683	$10,031	$5,002	4%	$5,029	13%	$(203)	$3,951	12%

% of revenue	67.5%	70.8%	68.4%	34.1%		34.3%		(1.4)%	26.9%

	Three Months Ended
	July 27, 2024
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$6,214	$2,567	$8,781	$6,163	$2,618	$(222)	$2,162
% of revenue	63.0%	67.8%	64.4%	45.2%	19.2%	(1.6)%	15.8%
Adjustments to GAAP amounts:
Share-based compensation expense	57	76	133	660	793	—	793
Amortization of acquisition-related intangible assets	331	—	331	268	599	—	599
Acquisition/divestiture-related costs	5	16	21	297	318	—	318
Russia-Ukraine war costs	—	—	—	—	—	49	49
Significant asset impairments and restructurings	—	—	—	112	112	—	112
(Gains) and losses on investments	—	—	—	—	—	(32)	(32)
Income tax effect/significant tax matters	—	—	—	—	—	—	(470)

Non-GAAP amount	$6,607	$2,659	$9,266	$4,826	$4,440	$(205)	$3,531

% of revenue	67.0%	70.3%	67.9%	35.4%	32.5%	(1.5)%	25.9%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND

NET INCOME

(In millions, except percentages)

	Fiscal Year Ended
	July 26, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$26,842	$10,303	$37,145	$25,030	11%	$12,115	(1)%	$(660)	$10,453	1%
% of revenue	64.5%	68.5%	65.6%	44.2%		21.4%		(1.2)%	18.5%
Adjustments to GAAP amounts:
Share-based compensation expense	255	329	584	3,019		3,603		—	3,603
Amortization of acquisition-related intangible assets	1,150	—	1,150	1,029		2,179		—	2,179
Acquisition/divestiture-related costs	14	52	66	791		857		—	857
Supplier component remediation charge (adjustment)	(7)	—	(7)	—		(7)		—	(7)
Significant asset impairments and restructurings	—	—	—	744		744		—	744
(Gains) and losses on investments	—	—	—	—		—		(187)	(187)
Income tax effect/significant tax matters	—	—	—	—		—		—	(2,429)

Non-GAAP amount	$28,254	$10,684	$38,938	$19,447	8%	$19,491	6%	$(847)	$15,213	—%

% of revenue	67.9%	71.0%	68.7%	34.3%		34.4%		(1.5)%	26.9%

	Fiscal Year Ended
	July 27, 2024
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$24,914	$9,914	$34,828	$22,647	$12,181	$53	$10,320
% of revenue	63.5%	68.1%	64.7%	42.1%	22.6%	0.1%	19.2%
Adjustments to GAAP amounts:
Share-based compensation expense	214	300	514	2,537	3,051	—	3,051
Amortization of acquisition-related intangible assets	936	—	936	698	1,634	—	1,634
Acquisition/divestiture-related costs	10	24	34	700	734	—	734
Russia-Ukraine war costs	—	—	—	(12)	(12)	49	37
Significant asset impairments and restructurings	—	—	—	789	789	—	789
(Gains) and losses on investments	—	—	—	—	—	100	100
Income tax effect/significant tax matters	—	—	—	—	—	—	(1,515)

Non-GAAP amount	$26,074	$10,238	$36,312	$17,935	$18,377	$202	$15,150

% of revenue	66.4%	70.4%	67.5%	33.3%	34.2%	0.4%	28.2%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Fiscal Year Ended
	July 26, 2025	July 27, 2024	July 26, 2025	July 27, 2024
GAAP effective tax rate	15.8%	9.8%	8.7%	15.6%
Total adjustments to GAAP provision for income taxes	2.3%	6.8%	9.7%	2.9%

Non-GAAP effective tax rate	18.1%	16.6%	18.4%	18.5%

GAAP TO NON-GAAP GUIDANCE

Q1 FY 2026	Gross Margin	Operating Margin	Earnings per Share (1)
GAAP	65% - 66%	21.5% - 22.5%	$0.63 - $0.68
Estimated adjustments for:
Share-based compensation expense	1.0%	6.5%	$0.18 - $0.19
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.5%	4.0%	$0.11 - $0.12
Significant asset impairments and restructurings (2)	—	1.0%	$0.02 - $0.03

Non-GAAP	67.5% - 68.5%	33% - 34%	$0.97 - $0.99

FY 2026	Earnings per Share (1)
GAAP	$2.79 - $2.91
Estimated adjustments for:
Share-based compensation expense	$0.69 -$0.71
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.43 - $0.45
Significant asset impairments and restructurings (2)	$0.03 - $0.05

Non-GAAP	$4.00 - $4.06

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.
(2)	Reflects charges related to a restructuring plan announced on August 14, 2024. We expect this plan to be substantially completed by the end of the second quarter of fiscal 2026.

Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on investments, significant tax matters, or other items, which may or may not be significant.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as the massive opportunity ahead as we lead the required architectural shift and building the critical infrastructure needed for the AI era, and our focus on making strategic investments in innovation, driving durable, profitable growth and delivering shareholder value) and the future financial performance of Cisco (including the guidance for Q1 FY 2026 and full year FY 2026) that involve risks and uncertainties, such as the actual impact of tariffs on our guidance for Q1 FY 2026 and full year FY 2026. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; our development and use of artificial intelligence; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market, cloud, enterprise and other customer markets; the return on our investments in certain key priority areas, and in certain geographical locations, as well as maintaining leadership in Networking and services; the timing of orders and manufacturing and customer lead times; supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and services markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber attacks, data breaches or other incidents; vulnerabilities and critical security defects; our ability to protect personal data; evolving regulatory uncertainty; terrorism; natural catastrophic events (including as a result of global climate change); any pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on May 20, 2025 and September 5, 2024, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three months and the year ended July 26, 2025 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition/divestiture-related costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide technology leader that is revolutionizing the way organizations connect and protect in the AI era. For more than 40 years, Cisco has securely connected the world. With its industry leading AI-powered solutions and services, Cisco enables its customers, partners and communities to unlock innovation, enhance productivity and strengthen digital resilience. With purpose at its core, Cisco remains committed to creating a more connected and inclusive future for all. Discover more on The Newsroom and follow us on X at @Cisco.

Copyright © 2025 Cisco and/or its affiliates. All rights reserved. Cisco and the Cisco logo are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. To view a list of Cisco trademarks, go to: www.cisco.com/go/trademarks. Third-party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

RSS Feed for Cisco: https://newsroom.cisco.com/rss-feeds